Exhibit 10.1

STOCK PURCHASE AND BUSINESS SALE AGREEMENT

THIS STOCK PURCHASE AND BUSINESS SALE AGREEMENT (this “Agreement”), dated as of December 31, 2015, is entered into by and

AMONG:

Kirin International Holding, Inc., a corporation formed under the laws of the State of Nevada with its principal office at 1528 Brookhollow Drive, Suite 100, Santa Ana, California 92705, and is publicly traded on the OTC Markets under the symbol KIRI (the “Seller”),

AND

Kirin Global Enterprises Inc., a corporation formed under the laws of the State of California with its principal office at 1528 Brookhollow Drive, Suite 100, Santa Ana, California 92705, and is held solely by Mr. Jianfeng Guo (the “Purchaser”).

AND

Jasper Lake Holdings Limited, a limited liability company formed under the laws of the British Virgin Islands with its principal office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Lender”)

(Collectively referred to as the “Parties” and each individually a “Party”)

RECITALS

WHEREAS, the Seller owns 90% of the issued and outstanding membership interest (the “Membership Interests”) of Brookhollow Lake LLC, a limited liability company duly incorporated under the laws of the State of California (the “Company”), with Membership Interests valued at One Million Nine Hundred Thirteen Thousand and Three Hundred Forty U.S. Dollars (U.S.$1,913,340) as of September 30, 2015 (based on the total stockholders’ equity of the Company as of September 30, 2015), and Seller desires to sell the Membership Interests and all of its interest in the Company to the Purchaser.

WHEREAS, the Seller desires to sell and the Purchaser desires to buy the Membership Interests and all of Seller’s interest in the Company, and both the Seller and Purchaser desire to set forth the terms and conditions governing the purchase and sale of the Membership Interests.

WHEREAS, the Seller issued to the Lender a certain 8% convertible promissory note dated December 19, 2015 in the principal amount of One Hundred Fifty Million U.S. Dollars (U.S. $150,000,000.00) (the “Note”) as part of certain acquisition consummated on December 19, 2015 by the Seller.

WHEREAS, the Lender desires to finance the Purchaser Two Million and One Hundred Eighty Thousand U.S. Dollars (US$2,180,000) being the price for the purchase of the Company (the “Purchase Price”), and both the Lender and Purchaser desire to set forth the terms and conditions governing the loan in connection with the purchase and sale of the Membership Interests.

Accordingly, the parties hereto agree as follows:

1.      Purchase and Sale of Membership Interests.

(a)       Agreement to Sell and Purchase the Membership Interests. In consideration of, and in express reliance upon, the representations and warranties of the Seller and the Purchaser in this Agreement, the Seller hereby agrees to irrevocably transfer and convey the Membership Interests to the Purchaser, and the Purchaser hereby agrees to pay the Purchase Price for the Membership Interests at the Closing (as defined below).

(b)       Financing by the Lender. The Lender hereby agrees to lend to the Buyer an amount equivalent to the Purchase Price by reducing Seller’s financial obligations under the Note by the Purchase Price.

(c)       Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at Szaferman Lakind Blumstein & Blader, P.C. on December 31, 2015 at 10am (the “Closing Date”), or at such time and location to be mutually agreed upon by the parties.

2.      Closing.

(a)       Transfer of Membership Interests. At the Closing, Seller shall deliver to Purchaser certificate or certificates representing the Membership Interests, duly endorsed to Purchaser or as directed by Purchaser, which delivery shall vest Purchaser with good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens and encumbrances.

(b)       Payment of Purchase Price. At the Closing, Lender shall reduce the Note issued by the Seller by an amount equivalent to the Purchase Price.

3.      Representations and Warranties of Seller. Seller represents and warrants to the Purchaser as of the date hereof as follows:

(a)       Corporate Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement are within the corporate powers and have been, duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)       Governmental Authorization. The execution, delivery and performance by Seller of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any governmental authority.

(c)       Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the articles of incorporation or bylaws of Seller or (ii) violate any applicable Law or Order.

4.      Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof as follows:

(a)       Enforceability. The execution, delivery and performance by Purchaser of this Agreement are within Purchaser’s powers. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)       Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any governmental authority.

(c)       Non-Contravention; Consents. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d)       Purchase for Investment. Purchaser are financially able to bear the economic risks of acquiring an interest in the Company and the other transactions contemplated hereby, and have no need for liquidity in this investment. Purchaser have such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Company, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Membership Interests. Purchaser are acquiring the Membership Interests solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Purchaser have (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Membership Interests, (ii) had an opportunity to make such investigation as they have desired pertaining to the Company and the acquisition of an interest therein, and to verify the information which is, and has been, made available to them and (iii) had the opportunity to ask questions of Seller concerning the Company. Purchaser has received no public solicitation or advertisement with respect to the offer or sale of the Membership Interests. Purchaser realizes that the Membership Interests are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Membership Interests is restricted by federal and state securities laws and, accordingly, the Membership Interests must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Purchaser understand that any resale of the Membership Interests by them must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the Company at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Purchaser acknowledges and consents that certificates now or hereafter issued for the Membership Interests will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Purchaser understand that the Membership Interests are being sold to them pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and that Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(2) exemption.

(e)       Liabilities. Following the Closing, to the best knowledge of the Seller, there will be no debts, liabilities or obligations relating to the Company or its business or activities, whether before or after the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Company or its business and that may survive the Closing.

(f)       Title to Membership Interests. At Closing, Purchaser will have good and marketable title to the Membership Interests, which at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to the Purchaser, except for restrictions on transfer as contemplated by applicable securities laws.

(g)       Capitalization. As of the date hereof, Seller owns the Membership Interests, which shares represent 100% of the authorized, issued and outstanding capital stock of the Company. The Membership Interests are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any liens.

5.      Indemnification and Release.

(a)       Indemnification. Purchaser covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Purchaser set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement, (iii) any debt, liability or obligation of the Company, whether incurred or arising prior to the date hereof or after, (iv) the conduct and operations of the business of the Company whether before or after the Closing Date, or (v) claims asserted against the Company whether arising before or after the Closing Date and whether in connection with the transactions contemplated hereunder or otherwise.

(b)       Third Party Claims.

(i)         If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Purchaser has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Purchaser (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii)        If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c)       Non-Third-Party Claims. Upon discovery of any claim for which Purchaser have an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Purchaser of such claim and, in any case, shall give Purchaser such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Purchaser shall not excuse Purchaser from any indemnification liability except to the extent that Purchaser is materially and adversely prejudiced by such failure.

(d)       Release. Purchaser, on behalf of itself and its Related Parties as defined below, hereby release and forever discharge Seller and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Purchaser or any of its Related Parties now have or have ever had against any Releasee. Purchaser hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Purchaser, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Purchaser, (ii) any Person in which Purchaser hold a Material Interest or (iii) any Person with respect to which any Purchaser serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

6.      Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)       “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b)       “Closing” shall have the meaning set forth in the Preamble;

(c)        “Company” shall have the meaning set forth in the Preamble;

(d)       “Governmental Authority” shall mean any domestic or foreign governmental or regulatory authority;

(e)        “Indemnitee” shall have the meaning set forth in the Preamble;

(f)        “Indemnitor” shall have the meaning set forth in the Preamble;

(g)       “Law” shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(h)       “Lien” shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(i)         “Losses” shall have the meaning set forth in the Preamble;

(j)         “Order” shall mean any judgment, injunction, judicial or administrative order or decree;

(k)        “Permit” shall mean any government or regulatory license, authorization, permit, franchise, consent or approval;

(l)         “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

(m)       “Purchaser” shall have the meaning set forth in the Preamble;

(n)        “Releasees” shall have the meaning set forth in Section 5(d);

(o)        “Securities Act” shall have the meaning set forth in the Preamble;

(p)        “Seller” shall have the meaning set forth in the Preamble.

7.      Miscellaneous.

(a)       Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b)       Amendments and Waivers.

(i)         Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii)        No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c)       Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d)       No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e)       Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of New York.

(f)        Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g)       Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h)       Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

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[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

KIRIN INTERNATIONAL HOLDING, INC.

By:	/s/ Xiangyao Liu
Name: Xiangyao Liu
Title: Chief Executive Officer

KIRIN GLOBAL ENTERPRISES, INC.

By:	/s/ Jianfeng Guo
Name: Jianfeng Guo
Title: Chief Executive Officer

JASPER LAKE HOLDINGS LIMITED.

By:	/s/ Xiangyao Liu
Name: Xiangyao Liu
Title: Director